UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 27, 2004

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia	1-12080	58-1550675
Georgia	0-28226	58-2053632

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta,		30327

Georgia

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(404) 846-5000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Post Properties, Inc. (the “Company”) and John A. Williams, a director of the Company, jointly announced on August 27, 2004 that they had entered into a settlement agreement (the “Settlement Agreement”) resolving all outstanding differences. The Settlement Agreement dated as of August 27, 2004, is by and among John A. Williams and The John A. Williams Irrevocable Trust, on the one hand, and the Company, Post GP Holdings, Inc. (“Holdings”), Post Apartment Homes, L.P. (the “Operating Partnership”) and Post Services, Inc. (“Services”), on the other.

     Under the terms of the Settlement Agreement, Mr. Williams’ Master Employment Agreement dated March 25, 2002 (the “Employment Agreement”) among Mr. Williams, the Company, Holdings, as general partner of the Operating Partnership, and Services and the Noncompetition Agreement dated as of July 22, 1993 among Mr. Williams, the Company and the Operating Partnership, as amended (the “Noncompetition Agreement”), have been terminated. In addition, Mr. Williams resigned from the Company’s Board of Directors effective as of August 27, 2004.

     The Company agreed to provide Mr. Williams with continued health benefits and to provide him with continued use of a private aircraft service until May 31, 2013, which would have been the approximate expiration date of the Employment Agreement. In addition, Mr. Williams’ split-dollar life insurance program remains in place. In lieu of all other payments and benefits which had been provided to Mr. Williams under his Employment Agreement, the Company will pay Mr. Williams a cash amount of $400,000 per year through May 31, 2013. Disputes relating to various payments owing between the parties have been resolved by a one-time payment of $285,000 from the Company to Mr. Williams.

     The Settlement Agreement provides for customary standstill covenants by Mr. Williams for a period of seven years. The parties also exchanged mutual releases and agreed to non-disparagement and no litigation covenants.

     The press release issued by the Company related to the Settlement Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

     Pursuant to the terms of the Settlement Agreement as described in Item 1.01, which is incorporated herein by reference, the Employment Agreement and Noncompetition Agreement have been terminated. The Employment Agreement was previously filed by the Company and the Operating Partnership as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2001. The Noncompetition Agreement was previously filed by the Company as an exhibit to its Registration Statement on Form S-11 (SEC File No. 33-71650), as amended.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Pursuant to the terms of the Settlement Agreement, which is filed as an exhibit hereto and described in Items 1.01 and 1.02, Mr. Williams resigned from the Company’s Board of Directors effective as of August 27, 2004. Items 1.01 and 1.02 are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Item 10.1	Settlement Agreement, dated as of August 27, 2004, by and among John A. Williams, The John A. Williams Irrevocable Trust, Post Properties, Inc., Post GP Holdings, Inc., Post Apartment Homes, L.P., and Post Services, Inc.

Item 99.1	Press Release of Post Properties, Inc., dated August 27, 2004.

2

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST PROPERTIES, INC.
Date: August 29, 2004	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

3

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST APARTMENT HOMES, L.P.
Date: August 29, 2004	By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

4

EXHIBIT INDEX

Exhibit Number	Description
10.1	Settlement Agreement, dated as of August 27, 2004, by and among John A. Williams, The John A. Williams Irrevocable Trust, Post Properties, Inc., Post GP Holdings, Inc., Post Apartment Homes, L.P., and Post Services, Inc.

99.1	Press Release of Post Properties, Inc., dated August 27, 2004.

5